Exhibit 10.15(d)

AMENDMENT TO THE
MINERALS TECHNOLOGIES INC.
SAVINGS AND INVESTMENT PLAN

WHEREAS, Minerals Technologies Inc. (the "Employer") heretofore adopted the Minerals Technologies Inc. Savings and Investment Plan, as amended and restated effective as of January 1, 2013 (the "Plan") for the benefit of certain of its employees; and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to add an automatic enrollment feature, an Employer matching contribution and an Employer discretionary contribution for certain union employees of the Dover, Ohio plant;

NOW, THEREFORE, the Plan is hereby amended, effective as of July 1, 2015 unless otherwise stated herein, as follows:

1.	Section 4.1(a) of the Plan shall be amended by adding the following to the end thereof:

“Notwithstanding the foregoing, any Employee who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, upon first becoming eligible to participate in the Plan on or after July 1, 2015, who fails to affirmatively make any deferral election (including an election to contribute zero percent (0%) of his Compensation to the Plan) within the time prescribed by the Administrator, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”). The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals.  The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.

Notwithstanding the foregoing, effective July 1, 2018, any Employee eligible to participate in the Plan pursuant to Section 3.1 who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, was hired prior to July 1, 2015 and is deferring zero percent of his Compensation to the Plan, shall be deemed to have elected to defer three percent (3%) of his Compensation as a pre-tax contribution (“deemed elective deferral”)  The Administrator shall provide to each Employee a notice of his right to receive the amount of the deemed elective deferral in cash and his right to increase or decrease his rate of elective deferrals. The Administrator shall also provide each such Employee a reasonable period to exercise such right before the date on which the cash is currently available.”

2.	The last paragraph under Section 4.3(a) shall be amended to read in its entirety as follows:

“Notwithstanding the foregoing, no Safe-Harbor Basic Matching Contributions made pursuant to Section 4.3(a) shall be made for any Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant.”

3.	Section 4.3 of the Plan shall be amended by adding the following subsections (d) and (e) to the end thereof:

“(d)	Dover Employer Matching Contributions. For each payroll period, the Employer may contribute to the Plan, on behalf of each Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant and was hired on or after July 1, 2015, a discretionary matching contribution equal to one hundred percent (100%) of the first three percent (3%) of the Participant’s Compensation contributed as elective deferrals (within the meaning of Section 4.1) and/or Employee after-tax contributions (within the meaning of Section 4.2), plus fifty percent (50%) of the next two percent (2%) of the Participant’s Compensation contributed as elective deferrals (within the meaning of Section 4.1) and/or Employee after-tax contributions (within the meaning of Section 4.2) for the period during which elective deferrals and/or Employee after-tax contributions are made by the Participant. The Board of Directors of Minerals Technologies Inc. may also determine to increase, suspend or reduce its contributions under this Section for any Plan Year or any portion thereof, provided any such suspension or reduction does not violate Section 411(d)(6) of the Code. Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).

Notwithstanding the foregoing, effective July 1, 2018, for each payroll period, the Employer may contribute to the Plan, on behalf of each Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant and was hired prior to July 1, 2015, a discretionary matching contribution equal to fifty percent (50%) of the first two percent (2%) of the Participant’s Compensation contributed as elective deferrals (within the meaning of Section 4.1) and/or Employee after-tax contributions (within the meaning of Section 4.2) for the period during which elective deferrals and/or Employee after-tax contributions are made by the Participant.  The Board of Directors of Minerals Technologies Inc. may also determine to suspend or reduce its contributions under this Section for any Plan Year or any portion thereof, provided any such suspension or reduction does not violate Section 411(d)(6) of the Code.  Allocations under this Section shall be subject to the special rules of Section 13.3 in any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 13.2(b)).”

“(e)	Annual Dover Contributions. An annual Dover contribution will be made for any eligible Participant who is a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, in accordance with the allocation schedule attached hereto as Exhibit A. For purposes of these allocations, an Employee’s years of service will be based on full years of service as of July 31st of the allocation year.

To be eligible for an allocation of an Annual Dover Contribution for a Plan Year you must be a member of the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 521, at Minteq International, Inc., Dover Ohio plant, hired prior to July 1, 2015, and be employed by the Employer on July 31st of the year for which such Employer Discretionary Dover Contribution is made to the Plan.”

4.	Section 6.1 of the Plan shall be amended to read in its entirety as follows:

“6.1	VESTING. A Participant shall at all times have a nonforfeitable (vested) right to his Account derived from elective deferrals (within the meaning of Section 4.1), after-tax contributions (under Section 4.2), Employer matching contributions (previously made to the Plan), Employer Safe-Harbor Basic Matching Contributions under Section 4.3(a), Employer Discretionary Contributions under Section 4.3(b), Dover Employer Matching Contributions under Section 4.3(d), Annual Dover Contributions under Section 4.3(e), Employer Fail-Safe Contributions, “Qualified Matching Contributions” (within the meaning of Section 10.2 below), any rollovers or transfers from other plans, and any such corresponding contributions transferred from the AMCOL Plan in connection with the merger of such plan, all as adjusted for investment experience. Except as otherwise provided with respect to Normal Retirement, Disability, or death, a Participant shall have a nonforfeitable (vested) right to a percentage of the value of his Account derived from any Special Employer Contributions made under Section 4.3(c) or transferred from the AMCOL Plan as follows:

Years of Service	Vested Percentage

Less than 3 years	0%
3 years and thereafter	100%”

5.	The first paragraph under Section 8.2 shall be amended to read in its entirety as follows:

“8.2	HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, an actively employed Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account, without regard to earnings received on elective deferrals (within the meaning of Section 4.1, including any such contributions transferred from the AMCOL Plan in connection with the merger of such plan) after December 31, 1988, and without regard to any Fail-Safe Contributions, Employer Safe-Harbor Basic Matching Contributions under Section 4.3(a), any Safe-Harbor Matching Contributions transferred from AMCOL Plan, any Special Employer Contributions under Section 4.3(c) or transferred from the AMCOL Plan, any Dover Employer Matching Contributions under Section 4.3(d), any Annual Dover Contributions under Section 4.3(e) and Qualified Matching Contributions (within the meaning of Section 10.2 below), or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. For purposes of this Section, an active Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s related group (as defined in Section 2.4(b)) and who has an Account under the Plan.”

6.	Section 8.3 shall be amended to read in its entirety as follows:

“8.3	WITHDRAWALS AFTER AGE 59½. After attaining age fifty-nine and one-half (59½), an actively employed Participant may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account (including any vested Special Employer Contributions made under Section 4.3(c) or transferred from the AMCOL Plan but excluding any Annual Dover Contributions made under Section 4.3(e)), and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards and procedures consistently applied by the Administrator. To the extent the Participant’s Account is invested in the Employer stock fund (within the meaning of Section 5.1(a)) or the Pfizer stock fund (within the meaning of Section 7.1), the withdrawal may be made in the form of whole shares of stock, with any fractional shares and the cash and cash equivalent portions of the underlying stock fund being withdrawn in cash. For purposes of this Section, an actively employed Participant shall include an Employee who has severed employment with the Employer but is still employed by a member of the Employer’s related group (as defined in Section 2.4(b)) and who has an Account under the Plan.”

7.	Section 8.4 shall be amended to read in its entirety as follows:

"8.4	NON-HARDSHIP WITHDRAWALS. Before attaining age fifty-nine and one-half (59½), a Participant, who is an Employee may, by notice to the Administrator, withdraw from the Plan a sum (a) not in excess of the credit balance of the Participant’s Account attributable to any after-tax contributions made to the Plan or transferred from the AMCOL Plan, including earnings thereon, any rollover contributions made under the Plan or transferred from the AMCOL Plan, including earnings thereon, and, except as provided herein below, any Employer matching contributions previously made under the Plan or transferred from the AMCOL Plan that have been credited to his Account or the corresponding AMCOL Plan account for at least two (2) years, (or, provided at least five (5) years have elapsed since his initial date of Plan or AMCOL Plan participation, all such matching contributions, credited to his Account), including earnings thereon, and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. However, the amount available for withdrawal shall exclude any Employer Safe-Harbor Basic Matching Contributions made pursuant to Section 4.3(a), any Safe-Harbor Matching Contributions transferred from the AMCOL Plan, any Dover Employer Matching Contributions made pursuant to Section 4.3(d), any Annual Dover Contributions made pursuant to Section 4.3(e) and any other Qualified Matching Contributions (within the meaning of Section 10.2) and any earnings thereon.”

8.	Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 31st day of December, 2015.

MINERALS TECHNOLOGIES INC.

By: /s/ Thomas J. Meek

EXHIBIT A

Allocation Schedule: Annual Dover Contributions

Years 2015, 2016 and 2017	Annual Allocation
Less than 35 years of service -	$400
35 or more years of service -	$750

Years 2018 and 2019	Annual Allocation
Less than 35 years of service -	$500
35 or more years of service -	$600